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                                                                   EXHIBIT 99.14


                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the Amendment to Schedule 13D dated May 21, 2001 ("Schedule 13D"), with respect to the shares of common stock, par value $.01 per share, of Golden Telecom, Inc. is, and any subsequent amendments to the Schedule 13D executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any subsequent amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement dated May 21, 2001.


                                       Global TeleSystems Europe Holdings B.V.

                                       By: /s/ Maurice Woolf
                                           ------------------
                                       Name: Maurice Woolf
                                       Title: Member of Management Board


                                       Global TeleSystems Europe B.V.

                                       By: /s/ Maurice Woolf
                                           ------------------
                                       Name: Maurice Woolf
                                       Title: Member of Management Board


                                       Global TeleSystems, Inc.

                                       By: /s/ Arnold Y. Dean
                                           ------------------
                                       Name: Arnold Y. Dean
                                       Title:   Assistant Secretary